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                                                                    EXHIBIT 10.2


                                 LEASE AGREEMENT


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                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----

ARTICLE  1.00 - GRANT OF LEASE ............................................   1
         1.01 - Grant .....................................................   1
         1.02 - Premises ..................................................   1
         1.03 - Quiet Enjoyment ...........................................   1
         1.04 - Covenants of Landlord and Tenant ..........................   1

ARTICLE  2.00 - TERM AND POSSESSION
         2.01 - Term ......................................................   1
         2.02 - Acceptance of Premises ....................................   1

ARTICLE  3.00 - RENT AND ADDITIONAL CHARGES
         3.01 - Rent ......................................................   1
         3.02 - Operating Costs ...........................................   2
         3.03 - Personal Property Taxes ...................................   3
         3.04 - Security Deposit ..........................................   3
         3.05 - Utilities .................................................   3
         3.06 - Late Fees .................................................   3

ARTICLE  4.00 - USE OF PREMISES
         4.01 - Designated Use ............................................   3
         4.02 - Compliance with Law .......................................   3
         4.03 - Condition of Premise ......................................   3
         4.04 - Insurance Cancellation ....................................   4
         4.05 - Nuisance ..................................................   4

ARTICLE  5.00 - MAINTENANCE, REPAIR AND ALTERATIONS BY LANDLORD
         5.01 - Landlord's Obligations ....................................   4
         5.02 - Tenant's Obligations ......................................   4
         5.03 - Alterations and Additions .................................   5
         5.04 - Access ....................................................   6

ARTICLE  6.00 - SIGNAGE
         6.01 - Signs .....................................................   6

ARTICLE  7.00 - INSURANCE, INDEMNITY
         7.01 - Liability Insurance .......................................   6
         7.02 - Property Insurance ........................................   7


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         7.03 - Insurance Policies ........................................   7
         7.04 - Waiver of Subrogation .....................................   7
         7.05 - Hold Harmless .............................................   7
         7.06 - Exemption of Landlord from Liability ......................   8

ARTICLE  8.00 - DAMAGE OR DESTRUCTION
         8.01 - Partial Damage - Insured ..................................   8
         8.02 - Damage - Uninsured ........................................   8
         8.03 - Total Destruction .........................................   9
         8.04 - Damage Near End of Term ...................................   9
         8.05 - Abatement of Rent .........................................   9
         8.06 - Restoration ...............................................  10
         8.07 - Prorations ................................................  10

ARTICLE  9.00 - ASSIGNMENT AND SUBLETTING
         9.01 - Landlord's Consent Required ...............................  10
         9.02 - No Release of Tenant ......................................  10

ARTICLE 10.00 - DEFAULTS; REMEDIES
        10.01 - Defaults ..................................................  10
        10.02 - Remedies in Default .......................................  11
        10.03 - No Implied Termination ....................................  12
        10.04 - Landlord's Lien ...........................................  13

ARTICLE 11.00 - GENERAL PROVISIONS
        11.01 - Waivers ...................................................  13
        11.02 - Recording .................................................  13
        11.03 - Condemnation ..............................................  13
        11.04 - Holding Over ..............................................  13
        11.05 - Cumulative Remedies .......................................  14
        11.06 - Covenants and Conditions ..................................  14
        11.07 - Binding Effect: Choice of Law .............................  14
        11.08 - Subordination .............................................  14
        11.09 - Attorney's Fees ...........................................  14
        11.10 - Landlord's Access .........................................  14

EXHIBIT A - Legal Description of Property .................................  16


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                          LEASE OF COMMERCIAL PROPERTY

     This commercial lease is made and entered into this 1st day of October, 1998, between ANDERSEN/TIFFANY CONSTRUCTION, LLC (the "landlord") and CARDXX, INC. (the "tenant"). The landlord and tenant, in consideration of the covenants herein contained, agree as follows:

                                  ARTICLE 1.00
                                 GRANT OF LEASE

     1.01 Grant. Landlord hereby demises and leases the premises to tenant and tenant hereby leases and accepts the premises from the landlord, to have and to hold during the term, subject to the terms and conditions of this lease.

     1.02 Premises. The premises hereby leased is certain real property situated in the County of Weld, State of Colorado and described on Exhibit A hereto, also known as 701 Automation Drive, Windsor, Colorado.

     1.03 Quiet Enjoyment. Landlord shall defend tenants title to the premises and to such extent does hereby warrant the quiet enjoyment and possession of the premises during the term, subject to the terms and conditions of this lease.

     1.04 Covenants of Landlord and Tenant. Landlord covenants to observe and perform all of the terms and conditions to be observed and performed by landlord under this lease. tenant covenants to pay the rent when due under this lease, and to observe and perform all of the terms and conditions to be observed and performed by tenant under this lease.

                                  ARTICLE 2.00
                               TERM AND POSSESSION

     2.01 Term. The term of this lease shall be sixty (60) months beginning on the 1st day of October, 1998, and ending on the 3rd day of September, 2003, unless terminated earlier as provided in this lease.

     2.02 Acceptance of Premises. Taking possession of all or any portion of the premises by tenant shall constitute tenant's acceptance of the premises as being in satisfactory condition.


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                                  ARTICLE 3.00
                           RENT AND ADDITIONAL CHARGES

     3.01 Rent.

          (a) Tenant shall pay to landlord as rent for the premises the sum of Two Hundred Nineteen Thousand Eight Hundred Fifty-Two Dollars ($219,852.00) in monthly installments of Three Thousand Six Hundred Sixty-Four Dollars and Twenty-One Cents ($3,664.21) on the first day of each calendar month thereafter.

          (b) Rent for any period during the lease term which is for less than one month shall be on a pro rata portion of that monthly installment. Rent shall be payable without notice or demand and without any deduction, offset or abatement, in lawful money of the United States of America, to landlord at the address of 701 Automation Drive, Windsor, Colorado 80550 or to such other persons or at such other places as landlord may designate in writing.

          (c) Rent under 3.01(a) shall be adjusted on the third anniversary of this Lease. In the event that the fair market rental of the premises is in excess of that amount set forth under this Lease, the rent shall be increased to such fair rental value. The determination of the fair rental value hereunder shall be determined by a real estate professional (which shall be defined to mean a real estate appraiser or leasing agent) acceptable to the parties.

     3.02 Operating Costs. In addition to the rent set forth in Article 3.01, tenant shall pay landlord at the time and in the manner herein provided, its proportionate share of building operating costs. The "Building" shall be deemed to mean the entire premises, which include the premises, parking facilities, common facilities and the like as the same may be altered from time to time. Tenant's proportionate share of operating costs shall be calculated by dividing such costs by the total rental area which the parties agree to be 33.8% of the total costs of the premises. Operating costs shall include all expenses incurred by landlord with respect to the maintenance and operation of the Building and land upon which the premises are a part including, without limitation, maintenance and repair costs of all systems and improvements, utilities, janitorial, sewer, trash, snow removal, landscaping, pest control, reasonable and customary management fees, parking areas, the cost of repairs or improvements required by any governmental authority, regulation, statute or law now in effect or imposed or enacted in the future. The term "operating costs" also includes all real property taxes and other assessments, which accrue against the premises during the term of this Lease, and any non-progressive tax on or measured by gross rentals received from the rental space from the Building.

          (a) Tenant shall pay landlord's estimate of such operating costs in twelve (12) equal monthly installments of tenant's proportionate share, simultaneously with tenant's payment of base rent. Within four (4) months of each calendar year, landlord shall deliver to tenant a written statement setting out the amount of tenant's proportionate share of actual operating costs


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for such year. If the aggregate monthly installments of operating costs is less than the actual amount due, tenant shall remit the difference to the landlord within ten (10) days.

     3.03 Personal Property Taxes. Tenant shall pay, when due, all personal property taxes or other assessments or charges applicable to tenant's occupancy and use of the Building.

     3.04 Security Deposit. Tenant shall deposit with landlord Three Thousand Six Hundred Sixty-Four Dollars ($3,664.00) as security for the payment of rent and the full and faithful performance by tenant of all the terms, conditions and covenants of this Lease. Landlord may apply the deposit to cure any default under the terms of the Lease and shall account to the tenant for the balance. Tenant may not apply any portion of the deposit to payment of the required rent or any other obligations contained herein.

     3.05 Utilities. Tenant shall pay for water, gas, heat, light, power, telephone and other utilities and services supplied to the premises, together with any taxes thereon. In the event that the utilities cannot be separately provided, the same shall be operating at cost to be billed in accordance with paragraph 3.02 above.

     3.06 Late Fees. In addition to all other remedies provided landlord, in the event any amounts payable to tenant to landlord under this lease are not received by the landlord on or before the fifth day of the month for which it is due or such other due date as may be specifically provided herein, landlord shall be entitled to a ten percent (10%) service charge of such past due amount.

                                  ARTICLE 4.00
                                 USE OF PREMISES

     4.01 Designated Use. The premises shall be used and occupied only for the purpose of a manufacturing facility as landlord may specifically authorize in writing.

     4.02 Compliance with Law. Tenant shall, at tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term of any part of the term of this lease regulating the use by tenant of the premises. Tenant shall not use or permit the use of premises in any manner that will tend to create waste. Tenant will not violate any environmental laws including those dealing with the disposition of hazardous waste. All mechanical fluids, including but not limited to gasoline, oil and antifreeze will be deposed of as provided by law. No barrels containing such items shall be stored on the premises nor shall the tenant permit contamination of the premises with such materials.

     4.03 Condition of Premises. Tenant hereby accepts the premises in its condition existing as of the date of the possession hereunder, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the premises, and accepts this lease subject thereto and to all matters disclosed thereby. Tenant acknowledges that


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neither landlord nor landlord's agent has made any representation or warranty as to the suitability of the premises for the conduct of tenant's business.

     4.04 Insurance Cancellation. Notwithstanding the provisions of Section 4.02 above, no use shall be made or permitted to be made of the premises nor acts done which will cause the cancellation of any insurance policy covering the premises or any building of which the premises may be a part, and if tenant's use of the premises causes an increase in said insurance rates, tenant shall pay any such increase.

     4.05 Nuisance. Tenant shall not cause or maintain any nuisance in or about the premises, and shall keep the premises free of debris, rodents, vermin and anything of a dangerous, noxious or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, heat, noise or weight upon or about the premises. Landlord shall not be liable for the failure to act in accordance with the terms of this Article by tenant or other occupants of the Building.

                                  ARTICLE 5.00
                 MAINTENANCE, REPAIR AND ALTERATIONS BY LANDLORD

     5.01 Landlord's Obligations. Subject to the provisions of Article 8.00 and except for damage caused by any negligent or intentional act or omission of tenant or tenant's agents, employees, or invitees, landlord, at landlord's expense, shall keep in good order, condition, and repair the foundation, exterior walls, and the exterior roof of the premises. Landlord shall not, however, be obligated to paint such exterior, nor shall landlord be required to maintain the interior surface of exterior walls, windows, doors, or plate glass. Landlord agrees to keep the driveway to the leased premises accessible during normal business hours, and to provide snow removal as is reasonable under the circumstances. Landlord shall have no obligation to make repairs under this
Section 5.01 until a reasonable time after receipt of written notice of the need to such repairs. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford tenant the right to make repairs at landlord's expense or to terminate this lease because of landlord's failure to keep the premises in good order, condition and repair.

     5.02 Tenant's Obligations.

          (a) Subject to the provisions of Article 5.01 and Article 8.00, tenant, at tenant's expense, shall keep the premises in good order, condition and repair, including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment, including hydraulic equipment, within the premises, fixtures, interior walls, ceilings, windows, doors, plate glass located within the premises. Tenant shall pay its proportionate share of such items. Notwithstanding anything contained in this lease to the contrary, tenant agrees that it will, at its own expense, repair all damage to the foundation, exterior walls and exterior roof of the premises caused by any negligent or intentional act or omission of tenant or tenant's agents, employees, or invitees.


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          (b) If tenant fails to perform tenant's obligations under this Section
5.02(a), landlord may at landlord's option enter upon the premises after ten
(10) days' prior written notice to tenant, and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the rate of ten percent (10%) per annum shall be due and payable as additional rent to landlord with tenant's next rental installment.

          (c) On the last day of the term of this lease, or on any sooner termination, tenant shall surrender the premises to landlord in good condition, broom clean, ordinary wear and tear excepted. Tenant shall repair any damage to the premises occasioned by its use or by the removal of its trade fixtures, furnishings and equipment pursuant to Section 5.03, which repair shall include but not be limited to the patching and filling of holes and repairs of structural damage.

          (d) Tenant agrees that within fifteen (15) days following the termination of this lease or repossession of the premises following any default by tenant pursuant to Section 10.02 below, tenant shall remove from the premises all personal property which tenant is entitled to remove under the provisions of this Article 5.00, provided landlord has consented to the removal of the property in accordance with Section 10.04 below. Any such property or automobiles not removed within that fifteen (15) day period shall, at the landlord's option, irrevocably become the property of the landlord. Landlord may store, sell, or otherwise dispose of the property, and tenant hereby waives all rights to notice and all common law and statutory claims against landlord in connection with any storage, damage, distribution, or loss of use of the property subject to this Section 5.02(d). Tenant acknowledges landlord's need to relet the premises upon termination of this lease or repossession of the premises, and tenant understands that the forfeitures and waivers provided for in this Section 5.02(d) are necessary to expedite reletting.

     5.03 Alterations and Additions.

          (a) Tenant shall not, without landlord's prior written consent, make any alterations, improvements or additions in, on or about the premises. Before commencing any work relating to alterations, additions and improvements affecting the premises, tenant shall notify landlord in writing of the expected date of commencement of the work. Landlord shall then have the right at any time and from time to time to post and maintain on the premises such notices as landlord reasonably deems necessary to protect the premises and landlord from mechanics' liens, materialmen's liens or any other liens. In any event, tenant shall pay, when due, all claims for labor or materials furnished to or for tenant at or for use in the premises. Tenant shall not permit any mechanics' or materialmen's liens to be levied against the premises for any labor or material furnished to tenant or claimed to have been furnished to tenant or to tenant's agents or contractors in connection with work of any character performed or claimed to have been performed on the premises by or at the direction of tenant.

          (b) Unless landlord requires their removal, as set forth in Section 5.02, all alterations, improvements, or additions which may be made on the premises shall become the property of landlord and remain upon and be surrendered with the premises at the expiration of the term. Notwithstanding the provision of this Section, tenant's machinery, equipment, and trade


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fixtures, other than that which is affixed to the premises so that it cannot be removed without material damage to the premises, shall remain the property of tenant and may be removed by tenant subject to the provisions of Section 5.02(d).

          (c) Landlord reserves the right to construct additional improvements on or around the Building in which he Premises are a part as may be reasonably necessary or advisable, which determination shall be in the sole discretion of Landlord.

     5.04 Access. Tenant shall permit landlord to enter the premises outside normal business hours, and during normal business hours where such will not unreasonably disturb or interfere with tenant's use of the premises and operation of its business, to examine, inspect, and show the premises to persons wishing to lease them or like premises, to provide services or make repairs, to take such steps as landlord may deem necessary for the safety, improvement or preservation of the premises or the Building. Landlord shall whenever possible consult with or give reasonable notice to tenant prior to such entry.

                                  ARTICLE 6.00
                                     SIGNAGE

     6.01 Signs. Any sign, lettering or design of tenant which is visible from the exterior of the premises shall be at tenant's expense and subject to approval by landlord, and shall conform to any uniform pattern of identification signs as may, from time to time, be prescribed by landlord.

                                  ARTICLE 7.00
                              INSURANCE; INDEMNITY

     7.01 Liability Insurance.

          (a) Tenant shall, at tenant's expense, obtain and keep in force during the term of this lease a policy of comprehensive public liability insurance insuring landlord and tenant against any liability arising out of the ownership, use, occupancy, or maintenance of the premises and all areas appurtenant thereto. Such insurance shall be in an amount of not less than $500,000.00 for injury to or death of one person in any one accident or occurrence, and in an amount of not less than $1,000,000.00 for injury to or death of more than one person in any one accident or occurrence. Such insurance shall further insure landlord and tenant against liability for property damage of at least $100,000.00. The limits of said insurance shall not, however, limit the liability of tenant hereunder. In the event that the premises constitute a part of a larger property, said insurance shall include a landlord's Protective Liability endorsement.

          (b) Tenant shall produce verification of required coverage at the time of the signing of the lease and at such other times during its term as landlord may require.


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          (c) If tenant fails to procure and maintain the insurance required above, landlord may, but shall not be required to, procure and maintain the same, but at the expense of tenant. Landlord shall give tenant at least ten (10) days written notice of landlord's intent to obtain liability insurance on tenant's behalf, and the cost of the insurance, together with interest at the rate of ten percent (10%) per annum shall be due and payable as additional rent to landlord with tenant's next rental installment. In the event the premium for property insurance is more than that normally charged for property similar to the premises due to the fact of the utilization of the premises by tenant, then tenant agrees to reimburse landlord for such increase within thirty days after receipt by tenant of a statement of the amount of such increase attributable to tenant's utilization of the premises.

     7.02 Property Insurance. Landlord shall obtain and keep in force during the term of this lease a policy or policies of insurance covering loss or damage to the premises, in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and special extended periods (all risk). Tenant shall pay during the term of this lease, in addition to rent, the amount of any increase in premiums for the insurance required under this
Section 7.02 over and above such premiums paid by landlord prior to the terms of this lease due to tenant's occupancy. Tenant shall pay any such premium increases to landlord within thirty (30) days after receipt by tenant of a copy of the premium statement or other satisfactory evidence of the amount due. If the insurance policies maintained hereunder cover other improvements in addition to the premises, landlord shall also deliver to tenant a statement of the amount of such increase attributable to the premises and showing in reasonable detail the manner in which such amount was computed. If the term of this lease shall not expire concurrently with the expiration of the period covered by such insurance, tenant's liability for premium increases shall be prorated on an annual basis. The proceeds of any such insurance shall be paid to landlord.

     7.03 Insurance Policies. Insurance required hereunder shall be in companies rated A+ AAA or better in "Best's Insurance Guide". Tenant shall deliver to landlord, prior to possession, copies of liability insurance required under
Section 7.01 or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to landlord. No such policy shall be cancelable or subject to reduction of coverage or other modifications except after ten (10) days prior written notice to landlord. Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish landlord with renewal policies, or landlord may order such insurance and charge the cost thereof to tenant, which amount shall be payable to tenant upon demand. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Section 7.02.

     7.04 Waiver of Subrogation. Tenant and landlord each waives any and all rights of recovery against the other, or against the officers, employees, agents, and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Tenant and landlord shall, upon obtaining the policies of insurance required


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under this lease, give notice to the insurance carriers that the foregoing mutual waiver of subrogation is contained in this lease.

     7.05 Hold Harmless. Tenant shall indemnify, defend and hold landlord harmless from any and all claims arising from tenant's use of the premises or from the conduct of its business or from any activity, work or things which may be permitted by tenant in or about the premises, and shall further indemnify, defend and hold landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on tenant's part to be performed under the provisions of this lease or arising from any negligence of tenant or any of its agents, contractors, employees, or invitees and from any and all costs, attorneys' fees, expenses, and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. Tenant hereby assumes all risk of damage to property or injury to persons in or about the premises from any cause, and tenant hereby waives all claims in respect thereof against landlord, except where damage or injury arises out of negligence of landlord.

     7.06 Exemption of Landlord from Liability. Tenant hereby agrees that landlord shall not be liable for injury to tenant's business, loss of income, or damage to the goods, wares, merchandise, or other property of tenant, or injury to tenant's employees, invitees, customers, agents, contractors, or any other person in or about the premises. Further, unless landlord is negligent, landlord shall not be liable for injury to the person of tenant, tenant's employees, invitees, customers, agents or contractors, or any other person in or about the premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the premises or upon other portions of the Building of which the premises are a part or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to landlord or tenant.

                                  ARTICLE 8.00
                              DAMAGE OR DESTRUCTION

     8.01 Partial Damage - Insured. Subject to the provisions of Section 8.04, if the premises are damaged and such damage was caused by a casualty covered under an insurance policy required to be maintained pursuant to Section 7.02, and, provided that the insurance proceeds have been made available for repairs by the holders of any mortgages or deeds of trust encumbering the premises or the property of which the premises are a part, the damage shall be repaired by and at the expense of landlord to the extent of available insurance proceeds. The repairs shall be made as soon as reasonably possible, and this lease shall continue in full force and effect.

     8.02 Damage - Uninsured. In the event the premises are damaged or destroyed by a casualty which is not covered by fire and extended coverage insurance carried by landlord, then landlord shall restore same, provided that if the damage or destruction is to an extent greater than ten percent (10%) of the then replacement cost of improvements on the premises (exclusive of tenant's trade fixtures and equipment and exclusive of foundation), then landlord may elect not to


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restore and to terminate this lease. Landlord must give tenant written notice of its election not to restore within thirty (30) days from the date of damage, and, if that notice is not given, landlord shall be deemed to have elected to restore and in such event shall repair any damage as soon as reasonably possible. In the event landlord elects to give such notice of landlord's intention to cancel and terminate this lease, tenant shall have the right within ten (10) days after the receipt of such notice to give written notice to landlord of tenant's intention to repair such damage at tenant's expense, without reimbursement from landlord, in which event this lease shall continue in full force and effect, and tenant shall proceed to make such repairs as soon as reasonably possible. If tenant does not give such notice within such ten (10) day period, this lease shall be canceled and terminated as of the date of the occurrence of such damage.

     8.03 Total Destruction. If at any time during the term of this lease the premises are totally destroyed from any cause, whether or not covered by the insurance required to be maintained by landlord pursuant to Section 7.02 (including any total destruction required by any authorized public authority), this lease shall automatically terminate as of such total destruction.

     8.04 Damage Near End of Term. Notwithstanding any provisions of this lease to the contrary, if the premises are partially destroyed or damaged during the last six (6) months of the term of this lease, landlord may, at landlord's option, cancel and terminate this lease as of the date of occurrence of such damage by giving written notice to tenant of landlord's election to do so within thirty (30) days after the date of occurrence of such damage.

     8.05 Abatement of Rent.

          (a) If the premises are partially destroyed or damaged and landlord or tenant repairs or restores them pursuant to the provisions of this Article 8.00, the rent payable under this lease for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which tenant's reasonable use of the premises is impaired. Except for abatement of rent, if any, tenant shall have no claim against landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

          (b) If landlord shall be obligated to repair or restore the premises under the provisions of this Article 8.00 and shall not commence such repair or restoration within ninety (90) days after such obligations shall accrue, tenant may, at tenant's option, cancel and terminate this lease by giving landlord written notice of tenant's election to do so at any time prior to the commencement of such repair or restoration. In such event, this lease shall terminate as of the date of such notice. Any abatement in rent shall be computed as provided in Section 8.05(a).

          (c) There shall be no abatement of rent in the event the damage or destruction is caused by the negligence or intentional act or omission of tenant or tenant's agents, employees, or invitees.


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     8.06 Restoration. Landlord's obligation to restore shall not include the restoration or replacement of tenant's trade fixtures, equipment, merchandise or any improvements or alterations made by tenant to the premises.

     8.07 Prorations. Upon termination of this lease pursuant to this Article 8.00, an equitable pro rata adjustment of rent based upon a thirty (30) day month shall be made. Landlord shall, in addition, return to tenant so much of tenant's security deposit as has not been previously applied by landlord.

                                  ARTICLE 9.00
                            ASSIGNMENT AND SUBLETTING

     9.01 Landlord's Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of tenant's interest in this lease or in the premises without landlord's prior written consent.

     9.02 No Release of Tenant. Regardless of landlord's consent, no subletting or assignment shall release tenant of tenant's obligation to pay the rent and to perform all other obligations to be performed by tenant for the term of this lease. The acceptance of rent by landlord from any other person shall not be deemed to be a waiver by landlord of any provision of this lease. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

                                  ARTICLE 10.00
                               DEFAULTS; REMEDIES

     10.01 Defaults. The occurrence of any one or more of the following event shall constitute a default and breach of this lease by tenant:

           (a) The vacating or abandonment of the premises by tenant.

           (b) The failure by tenant to make any payment of rent or any other payment required to be made by tenant to landlord within three (3) days after the same is due under this lease.

           (c) The failure by tenant to observe or perform any of the covenants, conditions or provisions of this lease to be observed or performed by tenant, other than described in paragraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from landlord to tenant; provided, however, that if the nature of tenant's default is such that more than thirty (30) days are reasonably required for its cure, then tenant shall not be deemed to be in default if tenant has commenced such cure within said thirty (30) day period and then diligently prosecutes such cure to completion.


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


           (d) The making by tenant of any general assignment, or general arrangement for the benefit of creditors;

           (e) The filing by or against tenant of a petition to have tenant adjudged as bankrupt, or insolvent or the filing of a petition for reorganization of tenant or arrangement by tenant with its creditors under any law relating to bankruptcy or insolvency (unless, in the case of a petition filed against tenant, the same is dismissed within thirty (30) days after the date of its filing);

           (f) The appointment of a trustee or receiver for the business or property of tenant, unless such appointment shall be vacated within ten (10) days of its entry;

           (g) The attachment, execution or other judicial seizure of substantially all of tenant's assets located at the premises or of tenant's interest in this lease, or the adjudication of tenant as bankrupt or insolvent under any law relating to bankruptcy or insolvency where such seizure is not discharged, or such order is not vacated, within ten (10) days.

           (h) The occurrence of any other event described as constituting a breach or event of default elsewhere in this lease.

     10.02 Remedies in Default. In the event of any such default or breach by tenant, landlord may take any of the actions set forth below at any time thereafter, with or without notice or demand and without limiting landlord in the exercise of any other right or remedy which landlord may have by reason of such default or breach.

           (a) Landlord may give tenant three (3) day's notice of intention to end the term of this lease, and, at the expiration of that three (3) day period, this lease shall terminate, and tenant shall leave and surrender the premises to landlord, but tenant will remain liable to landlord for damages as provided below. If tenant fails to surrender the premises as required, landlord may enter upon and take possession of the premises and expel or remove tenant and any other person who may be occupying the premises, by force if necessary, without being liable for prosecution or any claim of damages therefor.

           (b) Landlord may re-enter and relet the premises in whole or in part. No such entry shall be considered a forcible entry. Such reletting may be either in landlord's own name or as agent of tenant, for such term and under such conditions as landlord may determine in its discretion. At its option, landlord may make such alterations, repairs, and improvements to the premises as landlord in its judgment deems advisable for such reletting. Landlord shall not be liable for failure to relet the premises or, in the event the premises are relet, for failure to collect rent under such reletting, and in no event shall tenant be entitled to receive any excess of rent under such reletting over the sums payable by tenant to landlord under this lease.

           (c) Landlord may re-enter and repossess the premises and remove all property from the premises, and landlord may store such property in any other place for the account


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


of and at the expense and risk of tenant. Further, landlord may sell all or any part of such property as provided in Section 10.04 below. Tenant hereby waives all claims for damages arising out of landlord's re-entering and removing and storing tenant's property, and tenant will hold landlord harmless for any loss, costs or damages incurred by landlord in connection with such actions.

           (d) Landlord may recover damages from tenant which may include, without limitation,

               (i) such expenses as landlord may incur for reletting, including legal expense, attorneys' fees, court costs, advertising, brokerage fees, expenses of putting and maintaining the premises in good order and repair, costs of alterations or improvements made to accomplish such reletting, and any expenses incurred in connection with the appointment of and performance by a receiver;

               (ii) the equivalent amount of rent and other charges which would be payable under this lease by tenant over the balance of the lease term, less the net proceeds of any reletting, after deducting all of landlord's expenses in connection with such reletting, which amount landlord shall be entitled to recover from tenant monthly on the days on which the rent would have been payable under this lease absent tenant's default;

               (iii) instead of any or further monthly amounts set forth in subparagraph (ii), liquidated damages, in addition to any damages due under subparagraph (i), in an amount equal to the difference between the present value of the rent reserved in this lease from the date of tenant's default to the date of the expiration of the original term demised, and the present reasonable rental value of the premises for the same period, both discounted to the date of such breach at the rate of not more than five percent (5%) per annum, to be determined by landlord.

           (e) Landlord may pursue any other remedy now or hereafter available to landlord under the laws or judicial decisions of the state in which the premises are located.

     10.03 No Implied Termination.

           (a) A notice to pay or quit the premises, served or posted by landlord pursuant to Colo. Rev. Stat. ss. 13-40-404(1)(d), as amended, shall not operate as an election of remedies by landlord either to accept payment of rent or to accept surrender of the premises. Neither the failure of tenant to make payment nor tenant's vacating the premises, as demanded in the notice, shall operate to terminate this lease, unless the notice specifically states that landlord elects to terminate this lease and waives its right to future rentals otherwise due. If those specific provisions are not contained in the notice, tenant shall remain liable for all unaccrued rent due and payable for the remaining term of this lease.

           (b) No action by landlord to re-enter and take possession of the premises shall be construed as an election on the landlord's part to terminate this lease unless written notice


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


of such intention is given by landlord to tenant. Landlord reserves the right following any re-entry or reletting to terminate this lease by giving tenant written notice to that effect.

     10.04 Landlord's Lien. In addition to any statutory lien for rent in landlord's favor, landlord shall have and tenant hereby grants to landlord a continuing security interest for all rentals and other sums of money becoming due under this lease from tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper, and other personal property of tenant situated on the premises, and such property shall not be removed therefrom without the consent of landlord until all arrearage in rent as well as any and all other sums of money then due to landlord under this lease shall first have been paid and discharged. In the event of a default under this lease, landlord shall have, in addition to any other remedies provided in this lease or by law, all rights and remedies under the Uniform Commercial Code, including, without limitation the right to require tenant to assemble tenant's personal property and make it available to landlord at a place designated by landlord and convenient to both landlord and tenant, and the right to sell the property described in this Section 10.04 at public or private sale upon five (5) days notice to tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

                                  ARTICLE 11.00
                               GENERAL PROVISIONS

     11.01 Waivers. No waiver by landlord of any provision of this lease shall be deemed a waiver of any other provision of this lease or of any subsequent breach by tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of landlord's consent to or approval of any subsequent act by tenant. The acceptance of rent under this lease by landlord shall not be a waiver of any preceding breach by tenant of any provision of this lease, other than the failure of tenant to pay the particular rent so accepted, regardless of landlord's knowledge of such preceding breach at the time of acceptance of such rent.

     11.02 Recording. Tenant shall not record this lease. Any such recordation shall be a breach under this lease.

     11.03 Condemnation. In the event of condemnation or other taking by any governmental agency, all proceeds shall be paid to the landlord, the tenant waiving all right to any such payments.

     11.04 Holding Over. If tenant remains in possession of the premises or any part thereof after the expiration of the lease term with the express written consent of landlord, such occupancy shall be a tenancy from month-to-month at a rental in the amount of the last monthly rental plus all other charges payable hereunder, and upon the terms of this lease applicable to month-to-month tenancy.


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


     11.05 Cumulative Remedies. No remedy or election under this lease shall be deemed exclusive, but shall wherever possible, be cumulative with all other remedies at law or in equity.

     11.06 Covenants and Conditions. Each provision of this lease performable by tenant shall be deemed both a covenant and a condition.

     11.07 Binding Effect; Choice of Law. This lease shall bind the parties, their personal representatives, successors and assigns. This lease shall be governed by the laws of the State of Colorado.

     11.08 Subordination.

           (a) This lease, at landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, tenant's right to quiet possession of the premises shall not be disturbed if tenant is not in default and so long as tenant shall pay the rent and observe and perform all of the provisions of this lease, unless this lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice of that election to tenant, this lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this lease is dated prior or subsequent to the date of the mortgage, deed of trust or ground lease or the date of recording thereof.

     11.09 Attorney's Fees. If either landlord or tenant brings an action to enforce the terms of this lease or declare rights under this lease, the prevailing party in any such action, on trial or appeal, shall be entitled to its reasonable attorney's fees to be paid by the losing party as fixed by the court.

     11.10 Landlord's Access. Landlord and landlord's agents shall have the right to enter the premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, or lenders, and making such alterations, repairs, improvements or additions to the premises or to the Building of which they are a part as landlord may deem necessary or desirable. Landlord may at any time place on or about the premises any ordinary "For Sale" signs, and landlord may at any time during the last ninety (90) days of the lease term place on or about the premises any ordinary "For Sale or Lease" signs, all without rebate of rent or liability to tenant.

           The parties to this lease have executed this lease at the place and on the dates specified immediately adjacent to their respective signatures.


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     Executed at Windsor, Colorado on this 1st day of October, 1998.


                                            LANDLORD:

                                            ANDERSEN/TIFFANY CONSTRUCTION, LLC


                                            By /s/ Harry J. Tiffany, III
                                               --------------------------------


                                            TENANT:

                                            CARDXX, INC.


                                            By /s/ Frank Leo
                                               --------------------------------


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                                    EXHIBIT A


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